UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

October 4, 2006

GOOGLE INC.

(Exact name of registrant as specified in its charter)

Delaware	0-50726	77-0493581
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1600 Amphitheatre Parkway

Mountain View, CA 94043

(Address of principal executive offices, including zip code)

(650) 253-0000

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement

Senior Executive Bonus Plan

On October 4, 2006, our Board of Directors approved a Senior Executive Bonus Plan for 2006 (the “Plan”), which is a variable cash incentive program designed to motivate participants to achieve our financial and other performance objectives, and to reward them when those objectives are met. All of our executive officers (excluding our Chief Executive Officer and our Presidents) are eligible to be considered for participation in the Plan at the discretion of the Board of Directors. Target bonuses vary based on the executive’s salary, and the amount of target bonus actually paid to individual employees will be based on the achievement of (i) certain individual performance objectives tailored to each executive’s role at Google and (ii) certain performance objectives tied to our annual revenue and operating profit; provided that other financial goals may be assessed as determined appropriate by our Board of Directors.

This brief description of the Plan is qualified by reference to the 2006 Senior Executive Bonus Plan attached as Exhibit 10.16 to this report.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits.

Exhibit No.	Description
10.16	Google 2006 Senior Executive Bonus Plan

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

GOOGLE INC.

Date: October 5, 2006	/s/ Eric Schmidt
Eric Schmidt Chairman of the Executive Committee and Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description
10.16	Google 2006 Senior Executive Bonus Plan